SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒   Filed by Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

Forward Funds, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT

YOUR VOTE IS URGENTLY NEEDED

Dear Forward Funds Shareholder:

We recently sent you proxy materials for your investments in the Forward Fund (s) and have not yet received your vote. If you have already sent in your vote, please disregard this enclosure.

Your vote is important! Please take a moment now to review the proxy statement, sign the proxy card and return the card immediately if you have not done so already. For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.

If you prefer, you can also vote by telephone, fax, or Internet.

1.	VOTE BY TOUCH TONE: Dial 1-800-690-6903, enter the CONTROL NUMBER printed on the upper portion of you proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THIS CALL IS TOLL-FREE. If you have received more than one proxy card, you can vote each card during the call. Each card has a different control number.

2.	VOTE VIA FAX: Sign and date your proxy card and fax BOTH THE FRONT AND THE BACK to 1-877-226-7171.

3.	VOTE VIA INTERNET: Go to www.proxyweb.com, enter your CONTROL NUMBER printed on the upper portion of you proxy card and follow the simple instructions.

IF YOU VOTE BY PHONE OR FAX, PLEASE DO NOT RETURN YOUR PROXY CARD(S)

Thank you for your cooperation.